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EXHIBIT 99.3

NOTICE OF GUARANTEED DELIVERY
FOR
SHARES OF
AGA MEDICAL HOLDINGS, INC. COMMON STOCK
IN EXCHANGE
FOR
$20.80 IN CASH OR $20.80 IN FAIR MARKET VALUE OF ST. JUDE MEDICAL, INC. COMMON
STOCK
SUBJECT TO PRORATION
PURSUANT TO THE EXCHANGE OFFER
DESCRIBED IN THE PROSPECTUS/OFFER TO EXCHANGE, DATED OCTOBER 20, 2010

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT (ONE MINUTE AFTER 11:59 P.M.), NEW YORK TIME, ON THE EVENING OF NOVEMBER 17, 2010, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis or if time will not permit all required documents to reach Wells Fargo Bank, N.A. (the "Exchange Agent") on or prior to the Expiration Date, which is 12:00 midnight (one minute after 11:59 P.M.) on November 17, 2010, unless we extend the period of time for which the Offer is open, in which case the Expiration Date will be the latest time and date on which the Offer, as so extended, expires. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Exchange Agent. See "The Transaction—Procedure for Tendering" in the Prospectus/Offer to Exchange.

Wells Fargo Bank, N.A.

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, Minnesota 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions (800) 380-1372 (phone) (866) 734-9952 (fax)	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 161 North Concord Exchange South St. Paul, Minnesota 55075

        Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Exchange Agent.

        This Notice of Guaranteed Delivery to the Exchange Agent is not to be used to guarantee signatures. If a signature on a Letter of Election and Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Prospectus/Offer to Exchange) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Election and Transmittal.

        The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Election and Transmittal or an Agent's Message (as defined in the Prospectus/Offer to Exchange) and certificates for Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to Asteroid Subsidiary Corporation, a newly formed indirect wholly owned subsidiary of St. Jude Medical, Inc., a Minnesota corporation, upon the terms and subject to the conditions set forth in the Prospectus/Offer to Exchange dated October 20, 2010 (the "Prospectus/Offer to Exchange") and the related Letter of Election and Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of AGA Medical Holdings, Inc., a Delaware corporation, set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus/Offer to Exchange.

Number of Shares Tendered:	Name(s) of Record Holder(s)
☐ Check here if you are electing to receive cash for your Shares.
(please print)
☐ Check here if you are electing to receive Stock for your Shares.	Address(es):

(Zip Code)
☐ Check here to exchange Shares for cash and the remainder for Stock.	Area Code and Telephone No(s):

Certificate No(s) (if available):
Signature(s):

☐ Check if securities will be tendered by book-entry transfer.
Name of Tendering Institution:

Account No.:
Dated: , 2010

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Exchange Agent either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Election and Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an agent's message (as defined in the Prospectus/Offer to Exchange) in the case of a book-entry delivery, and any other required documents, all within three New York Stock Exchange trading days after the date hereof. The undersigned acknowledges and agrees that if the certificates or book-entry Shares and any other required documents are not delivered within three New York Stock Exchange trading days after the date hereof, the Shares that are subject to this Notice of Guaranteed Delivery shall not be deemed validly tendered in the Offer.

Name of Firm:	(Authorized Signature)
Address:	Title:
(Zip Code)	Name: (Please Type or Print)
Area Code and Telephone Number:
Dated: , 2010

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF ELECTION AND TRANSMITTAL.

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THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.
GUARANTEE (Not to be used for signature guarantee)